                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant  [X]

Filed by the Party other than the Registrant

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         GREENE COUNTY BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

       $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1.     Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------

       2.     Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------

       4.     Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

       5.     Total fee Paid:

              ------------------------------------------------------------------

       Fee paid previously with preliminary materials:

       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.     Amount previously paid:
                              --------------------------------------------------

2.     Form, Schedule or Registration Statement No.:
                                                    ----------------------------

3.     Filing Party:
                    ------------------------------------------------------------

4.     Date Filed:
                  --------------------------------------------------------------

               [LETTERHEAD OF GREENE COUNTY BANCSHARES GOES HERE]

                                 April 14, 1999

Dear Shareholder:

       We invite you to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Greene County Bancshares, Inc. (the "Company") to be held at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee, on Wednesday, April 28, 1999 at 11:00 a.m., local time.

       The Annual Meeting has been called for the election of directors. Enclosed is a proxy statement, a proxy card and the Company's Annual Report to Shareholders for the 1998 fiscal year. Directors and officers of the Company as well as representatives of PricewaterhouseCoopers, the Company's independent auditors for the 1998 fiscal year, will be present to respond to any questions shareholders may have.

       YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

       Thank you for your cooperation and your continuing support.

               Sincerely,
               /s/ Terry Leonard                               /s/ R. Stan Puckett
               Terry Leonard                                   R. Stan Puckett
               Chairman of the Board                           President and Chief Executive Officer

                         GREENE COUNTY BANCSHARES, INC.
                              100 NORTH MAIN STREET
                          GREENEVILLE, TENNESSEE 37743
                                 (423) 639-5111

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 1999
--------------------------------------------------------------------------------

       NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Greene County Bancshares, Inc. (the "Company") will be held on Wednesday, April 28, 1999 at 11:00 a.m., local time, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee.

       A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

       The Annual Meeting is for the purpose of considering and acting upon the following matters:

       (1)    to elect two directors of the Company; and

       (2) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

       NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

       Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournments, the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 16, 1999 will be entitled to vote at the Annual Meeting and any adjournments thereof.

       You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Davis Stroud
                                      Davis Stroud
                                      Secretary

Greeneville, Tennessee
April 14, 1999

--------------------------------------------------------------------------------

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                                       OF

                         GREENE COUNTY BANCSHARES, INC.
                              100 NORTH MAIN STREET
                          GREENEVILLE, TENNESSEE 37743
                                 (423) 639-5111

                             ----------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 1999

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

       This Proxy Statement is furnished to shareholders of Greene County Bancshares, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be used at the 1999 Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on Wednesday, April 28, 1999 at 11:00 a.m., local time, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed to shareholders on or about April 14, 1999.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

       If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR ELECTION OF TWO NOMINEES AS DIRECTORS OF THE COMPANY. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person or a director where the nominee is unable to serve or for good cause will not serve, and with respect to any other matter presented to the Annual Meeting if such notice has not been delivered to the Company in accordance with the Company's Bylaws. If any other matters are properly brought before the Annual Meeting as to which proxies confer discretionary authority, the persons named in the proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors. Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any other matters that are to come before the Annual Meeting. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting.

       Shareholders who execute proxies may revoke them at any time prior to their exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Please note that the mere presence of a shareholder at the Annual Meeting will not, by itself, automatically revoke such shareholder's proxy.

--------------------------------------------------------------------------------
                                VOTING SECURITIES
--------------------------------------------------------------------------------

       The securities that may be voted at the Annual Meeting consist of shares of the Company's common stock, par value $10.00 per share (the "Common Stock"). Each share entitles its owner to one vote on all matters. Persons who held shares of Common Stock on March 16, 1999 (the "Record Date") are entitled to vote at the Annual Meeting. The number of shares of Common Stock outstanding as of the Record Date was 1,357,948.

--------------------------------------------------------------------------------
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

       Persons and groups beneficially owning more than 5% of the Common Stock are required under federal securities laws to file certain reports with the Securities and Exchange Commission ("SEC") detailing their ownership. The following table sets forth the amount and percentage of the Common Stock beneficially owned by any person or group of persons known to the Company to be a beneficial owner of more than 5% of the Common Stock as of the Record Date.

               Name and Address of      Amount and Nature of Beneficial    Percent of Common Stock
                 Beneficial Owner                Ownership (a)                   Outstanding
   ------------------------------------------------------------------------------------------------
   Phil M. Bachman
   1330 E. Allen Bridge Road                      139,999(b)                        10.31%
   Greeneville, Tennessee   37743

----------------------

(a) For purposes of this table, an individual is considered to "beneficially own" any share of Common Stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he has the right to acquire voting or investment power within 60 days of the Record Date.

(b) Includes 4,670 shares of Common Stock held directly or indirectly by Mr. Bachman's wife as to which Mr. Bachman disclaims beneficial ownership. Had such shares not been included, Mr. Bachman's ownership percentage would have been 9.97%.

       The following table sets forth, as of the Record Date, certain information known to the Company as to Common Stock beneficially owned by each director and nominee for director of the Company and by all directors and executive officers of the Company as a group.

                                                                    Amount and Nature of            Percent of Common Stock
 Name and Position                                              Beneficial Ownership (a)(b)               Outstanding
 ---------------------------------------------------------------------------------------------------------------------------
 Terry Leonard, Chairman of the Board                                       10,440                                  *
 R. Stan Puckett, President, Chief                                          18,300 (c)                           1.34
       Executive Officer and Director
 Davis Stroud, Executive Vice President                                      2,977 (d)                              *
       and Secretary
 Phil M. Bachman, Director                                                 139,999 (e)                          10.31
 Harrison Lamons, Director                                                   6,000                                  *
 Ralph T. Brown, Director                                                   17,860                               1.32
 James A. Emory, Director                                                   10,018                                  *
 W.T. Daniels, Director                                                      1,500                                  *
 Charles S. Brooks, Director                                                    90                                  *
 J.W. Douthat, Director                                                      5,149                                  *
 Helen Horner, Director                                                     57,782                               4.26
 Jerald K. Jaynes, Director                                                  1,650                                  *

 All directors and executive officers as a                                 272,106                              19.93
 group (13 persons)

                                                   (Footnotes on following page)

------------------------

*     Less than 1% of the outstanding Common Stock.

(a) For the definition of "beneficial ownership," see Note (a) to the above table.

(b) Includes shares owned directly by directors and executive officers of the Company as well as shares held by their spouses and children, trusts of which certain directors are trustees and corporations in which certain directors own a controlling interest. Includes shares of Common Stock subject to outstanding options which are exercisable within 60 days of the Record Date.

(c) Includes options to acquire 5,400 shares of Common Stock currently exercisable by Mr. Puckett at an exercise price equal to 150% of the book value of the Common Stock at the date of grant (a weighted average price of approximately $55.78 per share).

(d) Includes options to acquire 1,795 shares of Common Stock currently exercisable by Mr. Stroud at an exercise price equal to the estimated fair market value of the Common Stock at date of grant (a weighted average exercise price of approximately $58.83).

(e) Includes 4,670 shares of Common Stock held directly or indirectly by Mr. Bachman's wife as to which Mr. Bachman disclaims beneficial ownership. Had such shares not been included, Mr. Bachman's ownership percentage would have been 9.97%.

--------------------------------------------------------------------------------
                       PROPOSAL 1 -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

       The Company's Board of Directors is currently composed of twelve members, ten of whom are listed in the table below and Harrison Lamons and Helen Horner, both of whom will retire at the Annual Meeting. The Board of Directors has unanimously approved a reduction in the size of the Board of Directors from twelve members to ten members effective upon the retirement of Mr. Lamons and Mrs. Horner. The Company's Amended and Restated Charter requires that directors be divided into three classes, as nearly equal in number as possible, the members of each class to serve for a term of three years and until their successors are elected and qualified, with one-third of the directors elected each year. The Board of Directors, acting in its capacity as a nominating committee, has nominated for election as directors, J.W. Douthat and Jerald K. Jaynes, each of whom are currently members of the Board, to serve for three years and until his respective successor is elected and qualified. Under Tennessee law, directors are elected by a plurality of the votes cast at an election.

       It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of each of the nominees. If any nominee is unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of a substitute nominee as the Board of Directors may recommend. In the alternative, the Board of Directors may, at its discretion, reduce its size to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unable to serve.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTORS OF ALL THE NOMINEES LISTED BELOW.

       The following table sets forth certain information with respect to each of the Company's current directors whose term of office as a director will or, assuming re-election, is expected to continue after the Annual Meeting. Each of the Company's directors also currently serves as a director of Greene County Bank (the "Bank"), the wholly-owned subsidiary of the Company. There are no arrangements or understandings between the Company and any director pursuant to which such person has been selected as a director or nominee for director of the Company, and no director or nominee is related to any other director, nominee or executive officer by blood, marriage or adoption.

                                                                Current Term to
Name                        Age(a)         Director Since (b)       Expire          Previous Five-Years Business Experience
----                        ------         ------------------       ------          ---------------------------------------

                                     BOARD NOMINEES FOR TERMS TO EXPIRE IN 2002

J.W. Douthat                  68                1990                 1999           Retired; former President, Tri State
                                                                                    Tractor & Turf
Jerald K. Jaynes              61                1992                 1999           Retired; former President & CEO, Unaka
                                                                                    Co. Inc. (manufacturing)

                                           DIRECTORS CONTINUING IN OFFICE

W.T. Daniels                 54                1987                  2000           Property management
R. Stan Puckett              42                1989                  2000           President & Chief Executive Officer of
                                                                                    the Company and the Bank
Davis Stroud                 65                1989                  2000           Executive Vice President and Secretary
                                                                                    of the Company and the Bank
Charles S. Brooks            60                1990                  2000           Chairman of the Board, McInturff,
                                                                                    Milligan & Brooks (insurance agency)
Phil M. Bachman              61                1968                  2001           President, Bachman-Bernard Motors
                                                                                    (automobile dealer)
Terry Leonard                60                1975                  2001           Owner/Operator, Leonard & Associates
                                                                                    (manufacturing)
Ralph T. Brown               66                1979                  2001           Dentist; retired 1996
James A. Emory               65                1983                  2001           President, J.A.E. Foods, Inc.
                                                                                    (restaurant management)

-------------------------------------

(a)  As of December 31, 1998.

(b) Indicates year that director first served as a director of either the Company or the Bank.

--------------------------------------------------------------------------------
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

       The Company conducts its business through meetings of the Board of Directors. There are no standing committees of the Board of Directors of the Company. The business of the Bank is conducted through its Board of Directors, which met sixteen (16) times in 1998, twelve (12) of which were regular meetings and four (4) of which were specially called meetings, and also held five (5) meetings via telephone. Each member of the Board of Directors of the Company and of the Bank attended at least 75% or more of the aggregate of (a) the total number of meetings of the boards of directors and (b) the total number of meetings held by all committees on which they served.

       The Board of Directors of the Company acts as a nominating committee for selecting management's nominees for election as directors. Nominations may also be made by shareholders, provided such nominations are made in writing and submitted to the Secretary or the President of the Company in accordance with the Company's Amended and Restated Charter. During 1998, the Board of Directors met once in its capacity as a nominating committee.

       The Audit Committee of the Bank also serves as the audit committee for the Company. The Audit Committee of the Bank consists of Messrs. Leonard, Brown, Lamons and Jaynes (Chairman). For 1999, Mr. Jaynes will continue to serve as Chairman of the Audit Committee. This committee meets quarterly to (1) monitor the accounting and financial reporting practices of the Company, and (2) determine whether the Company has adequate administrative, operating and internal accounting controls. This committee met five (5) times during 1998 in its capacity as the audit committee for the Company.

       The Bank's Compensation Committee also serves as the compensation committee for the Company. The Compensation Committee consists of Messrs. Leonard (Chairman), Brown, Bachman, Brooks, Daniels and Douthat. It meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees of the Bank and the Company and recommend changes to the respective Boards of Directors. The Compensation Committee met twice during 1998.

--------------------------------------------------------------------------------
DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

       Directors of the Company are compensated in their capacity as such at $400 for each quarterly meeting of the Company's Board of Directors. During 1998, the Company's Board of Directors met three times.

       Directors of the Company are also directors of the Bank and are compensated by the Bank in their capacity as directors of the Bank. Directors of the Bank receive $400 for each regular monthly Board meeting attended, plus payment of such fee for up to two absences during a year, and $200 for each specially called meeting attended. Each Bank director also receives an annual retainer fee of $6,000, paid in equal quarterly amounts. Members of the Executive Committee of the Bank's Board of Directors also receive $435 for each twice-monthly meeting of the Committee and an annual retainer of $1,500. Members of the Bank's Audit Committee received $200 for each quarterly meeting. Compensation for all other committee meetings is $200.

       In January 1993 the Bank established a deferred compensation plan (the "Plan") pursuant to which directors may elect to defer receipt of a portion of their fees by entering into deferred fee agreements with the Bank. The agreements also provide for payment of benefits under certain events of disability, early retirement, termination of employment or death. The Bank is the beneficiary of life insurance acquired with respect to participating directors for purposes of the Plan.

       On February 23, 1999, the Bank revised the terms of the Plan. The revisions allow the participation of directors that had previously elected not to defer, increased the maximum limit of fees that may be deferred, and increased the rate of return on deferred amounts during the period prior to retirement from the prime rate, adjusted annually, to a fixed rate of ten percent (10%). The Bank acquired additional life insurance with respect to these participating directors. The Bank paid $1,594,000 in 1999 as a result of the Plan's revision in 1999, and may be required to pay additional sums in 1999 because of the participation by additional directors. As of March 24, 1999, all directors were participating in this Plan except for Directors Brown, Emory, Jaynes and Brooks.

--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION AND OTHER  BENEFITS
--------------------------------------------------------------------------------

       SUMMARY COMPENSATION TABLE. The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and certain named executive officers of the Company.

                                                                                   Long-Term Compensation
                                                                       ----------------------------------------
                                          Annual Compensation                    Awards                Payouts
                               --------------------------------------------------------------------    -------
                                                                       Restricted     Securities
Name and Principal                                     Other Annual      Stock        Underlying        LTIP      All Other
   Position(a)         Year     Salary     Bonus(h)  Compensation(b)    Award(s)    Options/SARs(#)    Payouts  Compensation (c)
   -----------         ----     ------     --------  ---------------    --------    ---------------    -------  ----------------
R. Stan Puckett        1998    $176,400    $ 61,500       --               --         1,800(d)             --        $37,050
   President and       1997     168,000      43,500       --               --         1,800(d)             --         35,650
   Chief Executive     1996     160,000      46,250     281,804(f)         --         1,800(d)(g)          --         33,275
   Officer of the
   Company and
   the Bank

Davis Stroud           1998    $140,910     $31,500       --               --           715(e)           --          $34,399
   Executive Vice      1997     128,000      26,500       --               --           611(e)           --           33,264
   President,          1996     122,000      22,950       --               --           618 (e)(g)       --           32,843
   Secretary of the
   Company and
   the Bank

---------------------------------

(a) No other executive officer earned in excess of $100,000 in salary and bonus in 1998.

(b) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits in 1998, 1997 and 1996 received by the named executive officers did not exceed 10% of the respective executive's annual salary and bonus.

(c) Reflects contributions by the Company to its profit-sharing plan for the benefit of the named officer and payments of directors' fees to such officer. Directors' fees paid to Messrs. Puckett and Stroud were, respectively, $13,050 and $13,050 for 1998, $11,650 and $11,450 for 1997,
       and $10,775 and $10,775 for 1996. Contributions to profit-sharing plans made by the Company on behalf of Messrs. Puckett and Stroud were, respectively, $24,000 and $21,137 for 1998, $24,000 and $19,215 for 1997,
       and $22,500 and $18,300 for 1996. A portion of such directors' fees is deferred pursuant to agreements entered into individually with an insurance company. In addition, includes $213, $2,599 and $3,768 paid to Mr. Stroud in 1998, 1997 and 1996, respectively, as commissions on insurance policy sales.

(d) Mr. Puckett is granted options each year to purchase 1,800 shares of Common Stock with an exercise price equal to 150% of the Common Stock's book value at the time of grant and with a term of 10 years. Such options are granted pursuant to a 1989 stock option plan adopted by the Company and as to which Mr. Puckett is the sole participant.

(e) Granted pursuant to the Company's 1995 Stock Option Plan as to which options are granted with an exercise price equal to fair market value at date of grant and are exercisable for ten years from date of grant.

(f)    Reflects exercise of non-incentive stock options.

(g)    Adjusted to reflect the 3-for-1 stock split effected in October 1997.

(h) Bonus amounts reflect amounts earned during the stated fiscal year, even if paid in the subsequent fiscal year. All amounts have been restated to reflect this presentation.

       OPTION GRANTS IN FISCAL YEAR 1998. The following table contains information concerning the grant of stock options to Mr. Puckett under a 1989 stock option plan and to Mr. Stroud under the 1995 Stock Option Plan. Neither plan provides for the grant of stock appreciation rights.


                    Number of Securities     Percent of Total
                       Underlying           Options Granted to   Exercise of Base
                     Options Granted          Employees in            Price                                       Grant Date
    Name            Number of Shares           Fiscal Year         ($ per share)           Expiration Date       Present Value
    ----            ----------------           -----------         -------------           ---------------       -------------
R. Stan Puckett           1,800(a)                23.08%            $  61.21                    12/08                $92,700(b)
Davis Stroud                715                    9.17%            $ 115.00                    12/08                $12,455(b)

----------------

(a) Options are granted with an exercise price equal to 150% of the book value of the underlying stock on the date of grant.

(b) Represents the present value of the option at the date of grant as determined using the Black-Scholes option pricing model. In calculating the present value of the option grant, the following assumptions were utilized: (i) the current market price of the underlying Common Stock at the date of grant was $115.00; (ii) the continuously compounded risk-free rate of return expressed on an annual basis was 5.0%; (iii) the risk of the underlying Common Stock, measured by the standard deviation of the continuously compounded annual rate of return of the Common Stock, was 9.80%; and (iv) dividends on the underlying Common Stock increased at an annual rate of 15.0%. These assumptions are used for illustrative purposes only. No assurance can be given that actual experience will correspond to the assumptions utilized.

       AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES. The following table sets forth information concerning the value of options held by the named executive officers at the end of the fiscal year.

                                                               Number of Securities
                                                              Underlying Unexercised             Value of Unexercised
                                                            Options at Fiscal Year End          In-the-Money Options at
                                                             Exercisable/Unexercisable            Fiscal Year End (a)
                 Shares Acquired on       Value              -------------------------            -------------------
     Name            Exercise (#)      Realized ($)             (Number of Shares)             Exercisable/Unexercisable
     ----            ------------      ------------             ------------------             -------------------------
R. Stan Puckett        --                  --                       5,400/--                      $319,773/$--
Davis Stroud           --                  --                     1,795/1,820                     $100,831/$36,885

----------------------

(a) Represents the difference between fair market value of underlying Common Stock at year-end (based on the most recent sales price known to management) and the exercise price. Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the Option and out-of-the-money if the exercise price of unexercisable options exceeds current fair market value.

       PROFIT SHARING PLAN. The Company maintains a contributory Profit Sharing Plan ("PSP") and a non-contributory Money Purchase Plan ("MPP") covering certain employees with more than one year of service.

       Employees participating in the PSP may contribute up to 10% of their monthly salary, with the Company contributing 2% (3% in 1999) of participating employees' salary (not to exceed 10% of profit before taxes). Employees of the Bank, but not its subsidiaries, participate in the MPP, in which the Company contributes 13% (12% in 1999) to fund the MPP. In 1998, both plans had a vesting schedule that permitted full vesting after two years of employment. Beginning in 1999, the 3% Company contribution to the PSP vests immediately, while the 12% Company contribution to the MPP continues to vest after two years of employment.

       Contributions in the amount of $24,000 and $21,137 were made for the accounts of Messrs. Puckett and Stroud, respectively, under the Plan in 1998. Mr. Puckett and Mr. Stroud are fully vested under the Plan.

       EMPLOYMENT CONTRACTS. The Company entered into an employment agreement with Mr. Puckett effective January 23, 1996, without any specified term, to serve as President and Chief Executive Officer of the Company. The agreement, which is terminable by either party at any time, provides for a base salary plus directors' fees, life insurance, participation in benefit plans and other fringe benefits. If Mr. Puckett's employment is not continued by mutual agreement following a merger or acquisition involving the Company, Mr. Puckett shall be entitled to a payment equal to two years' compensation (defined to include his base salary plus fringe benefits and the value of his stock options). The payment that would be made to Mr. Puckett, assuming his termination of employment under the foregoing circumstances at December 31, 1998, would have been approximately $992,300. This provision may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company.

       The Bank has contracted with Mr. Stroud, Executive Vice President of the Bank, to provide for his employment by the Bank at least until reaching the age of 65. Pursuant to such agreement, Mr. Stroud has agreed not to compete with the Bank after leaving the employment of the Bank. In consideration of this agreement, the Bank has agreed to pay Mr. Stroud the sum of $16,600 per year for 10 years after his retirement at age 65 or at any time thereafter. Mr. Stroud is currently 65 years of age. In the event Mr. Stroud dies after retirement but prior to the expiration of the full 10-year term, the remainder of such benefits will be paid to his beneficiaries on the same terms for the remainder of the ten-year term. The Bank maintains a life insurance policy on Mr. Stroud's life as to which the Bank is the beneficiary to pay or reimburse the Bank for these benefits.

--------------------------------------------------------------------------------
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

       Decisions on compensation of the Company's executives generally are made by a six-member Compensation Committee of the Board of Directors of the Bank. Each member of the Compensation Committee is a non-employee director and is appointed annually.

       The Committee is responsible for developing and making recommendations to the Board of Directors concerning compensation paid to the Chief Executive Officer and Executive Vice President and, based upon the recommendation of the Chief Executive Officer, all other employees. The Committee is further responsible for administering all aspects of the Company's executive compensation program. Executive compensation is intended to be set at levels that the Compensation Committee believes is consistent with others in the Company's industry, and the Committee also considers general economic conditions and other external factors.

       Base salaries for executive officers are determined initially by evaluating the responsibilities of the position held, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the financial services industry. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company and the performance of the executive. Compensation paid during 1998 to executive officers consisted of base salary, bonus, stock options and contributions paid with respect to the Company's Profit Sharing Plan. It is the philosophy of the Compensation Committee that stock options should be awarded only to the key employees of the Company to promote long-term interests between such employees and the Company's shareholders and to assist in the retention of such employees. For 1998, based on the factors discussed above and a review by the Committee, Mr. Puckett and Mr. Stroud received a 5% and 10% increase in base pay, respectively. Payments to the Company's Profit Sharing Plan are made to certain employees on a non-discriminatory basis.

       Messrs. Puckett and Stroud receive bonus awards based upon increases in the per-share price of the Common Stock, return on average equity of the Bank and overall performance reviews. The bonus awarded in 1998 totaled 34.86% and 22.35%, respectively, of their base salaries for 1998.

       The Committee believes that Mr. Puckett's total compensation for 1998 appropriately reflected his contribution to the Company's financial results. The Committee believes that the Company's overall performance was indicative of a well-managed company during a challenging business climate.

COMPENSATION COMMITTEE

Terry Leonard (Chairman)                                  Philip M. Bachman, Jr.
Ralph Brown                                               Charles Brooks
J.W. Douthat                                              W.T. Daniels

March 22, 1999

--------------------------------------------------------------------------------
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
--------------------------------------------------------------------------------

       The Compensation Committee consists of Messrs. Leonard, Brown, Bachman, Brooks, Daniels and Douthat.

       Except for Directors Bachman and Brooks, no member of the Compensation Committee of the Board of Directors of the Company was (a) an officer or employee of the Company or any of its subsidiaries during the fiscal year ended December 31, 1998, (b) a former officer of the Company or any of its subsidiaries, or (c) an insider (i.e., director, officer, director or officer nominee, greater than 5% shareholder, or immediate family member of the foregoing) of the Company or any of its subsidiaries and engaged in transactions with the Company or any subsidiary involving more than $60,000 during the fiscal year ended December 31, 1998, except for the transactions described below.

       The Company purchases insurance coverage from McInturff, Milligan and Brooks of which Mr. Brooks is Chairman of the Board. During 1998, premiums totaling $162,570 were paid by the Company to McInturff, Milligan and Brooks. Management believes the fees paid are fair and reasonable and do not exceed those premiums that would be paid to a third party firm.

       The Company purchases vehicles from Bachman-Bernard Motors, as to which Mr. Bachman serves as President. The Company paid Bachman-Bernard Motors $14,850 during 1998, which was for a single vehicle. Management believes the price paid was fair and reasonable and does not exceed amounts that would have otherwise been paid in an arm's-length transaction to a third party. The Company also paid premiums during 1998 of $57,630 to Greeneville Insurance Agency, as to which Mr. Bachman is part owner.

--------------------------------------------------------------------------------
CUMULATIVE STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

       The following graph shows the cumulative total return on the Common Stock of the Company over the last five years, compared with (1) the Standard & Poor's Bank Composite Index and (2) the Standard & Poor's Major Regional Bank Index. Cumulative total return on the stock or the index equals the total increase in value since December 31, 1993 assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on December 31, 1993 in the Common Stock, and in the securities included in the indices used for comparison purposes. There is no established public trading market in which shares of the Common Stock are regularly traded, nor are there any uniformly quoted prices for the shares of Common Stock.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES


[CUMULATIVE TOTAL SHAREHOLDER CHART]



                        At December 31, 1993 through 1998

                                                                Period Ending
                                         --------------------------------------------------------
Index                                     1993       1994     1995       1996      1997    1998
-------------------------------------------------------------------------------------------------
Greene County
   Bancshares, Inc.                      100.00     110.20    127.25     155.91    222.52  261.16
Standard & Poor's Bank
   Composite Index                       100.00      91.53    140.70     193.20    272.53  284.05
Standard & Poor's Major
   Regional Bank Index                   100.00      91.17    138.26     183.07    268.68  290.58

--------------------------------------------------------------------------------
CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

       The Company and its subsidiaries have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal shareholders. All loans included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans neither involved more than the normal risk of collectability nor presented other unfavorable features.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that, during the year ended December 31, 1998, all such filing requirements were complied with, except that Messrs. Douthat, Leonard and Stroud and Mrs. Horner each filed one (1) Form 4 after their respective required deadlines.

--------------------------------------------------------------------------------
                              INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

       The Board of Directors has appointed the public accounting firm of PricewaterhouseCoopers to continue as independent auditors for the Company for the fiscal year ending December 31, 1999. PricewaterhouseCoopers and its predecessor, Coopers & Lybrand L.L.P., served as the Company's independent auditors for the year ended December 31, 1998. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he so desires.

--------------------------------------------------------------------------------
                              SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

       It is expected that the Company's 2000 Annual Meeting of Stockholders will be held on or about April 26, 2000. Any shareholder who intends to present a proposal for action at next year's annual meeting of the shareholders and would like a copy of the proposal included in the Company's proxy materials for that meeting must forward a copy of the proposal or proposals to the Company's principal executive office at 100 North Main Street, Greeneville, Tennessee 37743, and must be received by the Company not later than December 17, 1999. The Company may use proxies to exercise discretionary voting authority with respect to stockholder proposals that are not included in the Company's proxy statement for the 2000 Annual Meeting and are received after the deadline determined in accordance with the Company's Amended and Restated Charter and the Company's Bylaws (March 17, 2000). Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the Year 2000 annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

       The Board of Directors is not aware of any other business to be presented for action by the shareholders at the Annual Meeting other than those matters described in this Proxy Statement and matters incident to the conduct of the Annual Meeting. If, however, any other matters known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the Board of Directors.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

       The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone number without additional compensation.

       The Company's 1998 Annual Report to Shareholders (the "Annual Report"), including financial statements, has been mailed to all persons who were shareholders of record as of the close of business on the Record Date. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of this proxy solicitation material or as having been incorporated herein by reference.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Davis  Stroud
                                      Davis Stroud
                                      Secretary

Greeneville, Tennessee
April 14, 1999

--------------------------------------------------------------------------------
                           ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO PERSONS WHO WERE SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, GREENE COUNTY BANCSHARES, INC., 100 NORTH MAIN STREET, GREENEVILLE, TENNESSEE 37743 OR BY CALLING 423-639-5111.

--------------------------------------------------------------------------------

                         GREENE COUNTY BANCSHARES, INC.
                              100 NORTH MAIN STREET
                          GREENEVILLE, TENNESSEE 37743

                     REVOCABLE PROXY FOR THE ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 APRIL 28, 1999

       The undersigned hereby constitutes and appoints Stan Puckett, William F. Richmond and Davis Stroud, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Greene County Bancshares, Inc. (the "Company") to be held at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee on Wednesday, April 28, 1999 at 11:00 a.m., local time, and any adjournments thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote, upon the following matters.

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS, IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN AND TO THE EXTENT THIS PROXY CONFERS DISCRETIONARY AUTHORITY.

       1.     The Election of Directors: J.W. Douthat and Jerald K. Jaynes.

      [ ]     FOR all nominees listed above             [ ] WITHHOLD AUTHORITY to
              (except as marked to the contrary below).     vote for all nominees listed above.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME BELOW.)

--------------------------------------------------------------------------------


       2. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.


       The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of the Shareholders and Proxy Statement and the Annual Report to Shareholders for the fiscal year ended December 31, 1998, and hereby revokes any proxy heretofore given. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE.

Date:
     ---------------------------------
Signature:
          ----------------------------
Signature:
          ----------------------------

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED ENVELOPE. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signor is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.